Exhibit 99.1

WASTE CONNECTIONS REPORTS THIRD QUARTER 2017 RESULTS

- Revenue of $1.206 billion, exceeding outlook

- Reports 3.8% solid waste price + volume growth, exceeding outlook

- Net income attributable to Waste Connections of $123.2 million, or $0.47 per share

- Adjusted net income attributable to Waste Connections* of $158.1 million, or $0.60 per share, up 25%

- Adjusted EBITDA* of $393.4 million, or 32.6% of revenue, up 100 basis points

- YTD net cash provided by operating activities of $888.4 million

- YTD adjusted free cash flow* of $614.0 million, or 17.7% of revenue

- Increases regular quarterly cash dividend by 16.7%

TORONTO, ONTARIO, October 25, 2017 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the third quarter of 2017. Revenue in the third quarter totaled $1.206 billion, up from $1.085 billion in the year ago period. Operating income was $218.8 million, which included $7.2 million in charges primarily related to costs for transactions completed in the period and certain costs associated with the Progressive Waste acquisition, including share-based compensation costs associated with share-based awards assumed in that acquisition. This compares to operating income of $158.7 million in the third quarter of 2016, which included $20.3 million of items primarily related to the Progressive Waste acquisition completed on June 1, 2016.

Net income attributable to Waste Connections in the third quarter was $123.2 million, or $0.47 per share on a diluted basis of 264.3 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $88.6 million, or $0.34 per share on a diluted basis of 263.7 million shares. Shares and per share numbers reflect a three-for-two share split completed in June 2017.

Adjusted net income attributable to Waste Connections* in the third quarter was $158.1 million, or $0.60 per diluted share, versus $126.5 million, or $0.48 per diluted share, in the prior year period. Adjusted EBITDA* in the third quarter was $393.4 million, as compared to adjusted EBITDA* of $342.3 million in the prior year period. Adjusted net income attributable to Waste Connections, adjusted net income attributable to Waste Connections per diluted share, adjusted EBITDA, and adjusted free cash flow, all non-GAAP measures, primarily exclude the impact of acquisition-related items, as shown in the detailed reconciliation in the attached schedules.

“Continued strength across all lines of business enabled us to once again exceed our outlook for the third quarter. Adjusted EBITDA* as a percent of revenue in the quarter expanded 100 basis points year-over-year, as expected, in spite of the impact from two hurricanes, which is especially noteworthy in light of the dilutive margin acquisitions completed since the year-ago period. More importantly, adjusted free cash flow remains notably strong at $614.0 million year-to-date, or 17.7% of revenue and 55.8% of adjusted EBITDA*,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer.  “We remain on track to meet or exceed the increased expectations for the full year we communicated in July despite the precipitous decline in recycled fiber values that began in September.”

Mr. Mittelstaedt added, “As anticipated last quarter, our strong operating performance, free cash flow growth and balance sheet strength provided for another double-digit percentage increase in the quarterly cash dividend. We remain well positioned to fund expected above average acquisition activity in the near term while continuing to increase our return of capital to shareholders.”

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

For the nine months ended September 30, 2017, revenue was $3.473 billion, as compared to revenue of $2.327 billion in the year ago period. Operating income, which included $167.0 million of expenses primarily related to both goodwill impairment against the Company’s E&P segment resulting from the early adoption of FASB’s recent accounting pronouncement simplifying the test for goodwill impairment and share-based compensation costs associated with share-based awards assumed in the Progressive Waste acquisition, was $452.1 million, compared to $313.1 million for the same period in 2016, which included $102.3 million of items related to the Progressive Waste acquisition.

Net income attributable to Waste Connections for the nine months ended September 30, 2017, was $261.7 million, or $0.99 per share on a diluted basis of 264.1 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $160.9 million, or $0.73 per share on a diluted basis of 220.1 million shares.

Adjusted net income attributable to Waste Connections* for the nine months ended September 30, 2017, was $433.6 million, or $1.64 per diluted share, compared to $274.9 million, or $1.25 per diluted share, in the year ago period. Adjusted EBITDA* for the nine months ended September 30, 2017, was $1.100 billion, as compared to $745.6 million in the prior year period.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

CONFERENCE CALL

Waste Connections will be hosting a conference call related to third quarter earnings on October 26th at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet through a link on the Company’s website at www.wasteconnections.com.  A playback of the call will be available on the Company’s website.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the United States and Canada. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than six million residential, commercial, industrial, and exploration and production customers in 38 states in the U.S., and five provinces in Canada. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (905) 532-7510. Investors can also obtain these materials and other documents filed with the U.S. Securities and Exchange Commission (SEC) and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrators at www.sedar.com.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA) and “forward-looking information” within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2017 financial results, potential acquisition activity and the amount of capital returned to shareholders. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in filings that have been made by the Company with the U.S. Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee AND NINE months ended September 30, 2016 and 2017

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2016	2017	2016	2017

Revenues	$1,084,922	$1,206,478	$2,327,241	$3,473,313
Operating expenses:
Cost of operations	636,310	695,122	1,339,764	2,024,402
Selling, general and administrative	129,576	128,200	349,995	383,600
Depreciation	125,744	136,941	270,988	395,008
Amortization of intangibles	26,944	26,613	48,719	76,886
Impairments and other operating items	7,682	832	4,634	141,333
Operating income	158,666	218,770	313,141	452,084

Interest expense	(27,621)	(32,471)	(65,291)	(92,763)
Interest income	171	1,656	447	3,131
Other income (expense), net	500	1,709	(268)	3,561
Foreign currency transaction gain (loss)	(350)	(1,864)	339	(3,502)
Income before income tax provision	131,366	187,800	248,368	362,511

Income tax provision	(42,485)	(64,390)	(86,750)	(100,220)
Net income	88,881	123,410	161,618	262,291
Less: net income attributable to noncontrolling interests	(264)	(183)	(670)	(559)
Net income attributable to Waste Connections	$88,617	$123,227	$160,948	$261,732

Earnings per common share attributable to Waste Connections’ common shareholders:
Basic	$0.34	$0.47	$0.73	$0.99
Diluted	$0.34	$0.47	$0.73	$0.99

Shares used in the per share calculations:
Basic	263,005,450	263,443,064	219,321,828	263,298,839
Diluted	263,650,138	264,299,472	220,064,670	264,109,383

Cash dividends per common share	$0.097	$0.120	$0.290	$0.360

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2016	September 30, 2017
ASSETS
Current assets:
Cash and equivalents	$154,382	$495,254
Accounts receivable, net of allowance for doubtful accounts of $13,160 and $16,245 at December 31, 2016 and September 30, 2017, respectively	485,138	588,534
Current assets held for sale	6,339	2,021
Prepaid expenses and other current assets	97,533	107,134
Total current assets	743,392	1,192,943

Property and equipment, net	4,738,055	4,783,928
Goodwill	4,390,261	4,688,348
Intangible assets, net	1,067,158	1,108,961
Restricted assets	63,406	59,192
Long-term assets held for sale	33,989	12,619
Other assets, net	67,664	64,284
	$11,103,925	$11,910,275
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$251,253	$276,970
Book overdraft	10,955	24,923
Accrued liabilities	269,402	347,439
Deferred revenue	134,081	142,787
Current portion of contingent consideration	21,453	13,819
Current liabilities held for sale	3,383	2,255
Current portion of long-term debt and notes payable	1,650	11,596
Total current liabilities	692,177	819,789

Long-term debt and notes payable	3,616,760	3,925,761
Long-term portion of contingent consideration	30,373	31,136
Other long-term liabilities	331,074	310,646
Deferred income taxes	778,664	829,087
Total liabilities	5,449,048	5,916,419

Equity:
Common shares: 263,140,777 shares issued and 262,803,271 shares outstanding at December 31, 2016; 263,640,287 shares issued and 263,443,234 shares outstanding at September 30, 2017	4,174,808	4,185,458
Additional paid-in capital	102,220	109,627
Accumulated other comprehensive income (loss)	(43,001)	114,779
Treasury shares: 337,397 and 197,053 shares at December 31, 2016 and September 30, 2017, respectively	-	-
Retained earnings	1,413,488	1,578,635
Total Waste Connections’ equity	5,647,515	5,988,499
Noncontrolling interest in subsidiaries	7,362	5,357
Total equity	5,654,877	5,993,856
	$11,103,925	$11,910,275

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

NINE months ended SEPTEMBER 30, 2016 and 2017

(Unaudited)

(in thousands of U.S. dollars)

	Nine months ended September 30,
	2016	2017
Cash flows from operating activities:
Net income	$161,618	$262,291
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets and impairments	3,572	122,098
Depreciation	270,988	395,008
Amortization of intangibles	48,719	76,886
Foreign currency transaction (gain) loss	(339)	3,502
Deferred income taxes, net of acquisitions	35,968	(10,971)
Amortization of debt issuance costs	3,877	3,221
Share-based compensation	35,476	32,407
Interest income on restricted assets	(366)	(387)
Interest accretion	7,038	10,406
Excess tax benefit associated with equity-based compensation	(5,151)	-
Adjustments to contingent consideration	(2,563)	17,754
Payment of contingent consideration recorded in earnings	(413)	-
Net change in operating assets and liabilities, net of acquisitions	(19,593)	(23,840)
Net cash provided by operating activities	538,831	888,375

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(13,703)	(394,002)
Cash acquired in the Progressive Waste acquisition	65,768	-
Capital expenditures for property and equipment	(204,934)	(317,385)
Proceeds from disposal of assets	3,026	25,826
Change in restricted assets, net of interest income	(188)	5,464
Other	(3,016)	(3,465)
Net cash used in investing activities	(153,047)	(683,562)

Cash flows from financing activities:
Proceeds from long-term debt	3,407,359	896,947
Principal payments on notes payable and long-term debt	(3,612,763)	(666,724)
Payment of contingent consideration recorded at acquisition date	(12,105)	(5,840)
Change in book overdraft	6,050	13,814
Proceeds from option and warrant exercises	-	1,946
Excess tax benefit associated with equity-based compensation	5,151	-
Payments for cash dividends	(61,001)	(95,201)
Tax withholdings related to net share settlements of restricted share units	(11,461)	(13,754)
Debt issuance costs	(13,508)	(3,638)
Proceeds from sale of common shares held in trust	15,341	8,704
Other	(3)	(1,095)
Net cash provided by (used in) financing activities	(276,940)	135,159
Effect of exchange rate changes on cash and equivalents	(483)	927
Net increase in cash and equivalents	108,361	340,899
Cash and equivalents at beginning of period	10,974	154,382
Less: change in cash held for sale	-	(27)
Cash and equivalents at end of period	$119,335	$495,254

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth: The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended September 30, 2017:

	U.S.	Canada		Total
Core Price	3.2%	3.8%		3.3%
Surcharges	0.0%	0.1%		0.0%
Volume	1.1%	(2.7%	)	0.5%
Recycling	0.5%	2.0%		0.8%
Foreign Exchange Impact	-	4.2%		0.7%
Total	4.8%	7.4%		5.3%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended September 30, 2016 and 2017:

	Three Months Ended September 30, 2016
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$760,281	$(2,472)	$757,809	69.9%
Solid Waste Disposal and Transfer	377,998	(144,459)	233,539	21.5%
Solid Waste Recycling	32,138	(2,523)	29,615	2.7%
E&P Waste Treatment, Recovery and Disposal	33,673	(3,608)	30,065	2.8%
Intermodal and Other	34,155	(261)	33,894	3.1%
Total	$1,238,245	$(153,323)	$1,084,922	100.0%

	Three Months Ended September 30, 2017
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$815,344	$(2,484)	$812,860	67.4%
Solid Waste Disposal and Transfer	416,764	(157,280)	259,484	21.5%
Solid Waste Recycling	43,864	(2,295)	41,569	3.5%
E&P Waste Treatment, Recovery and Disposal	57,797	(3,082)	54,715	4.5%
Intermodal and Other	38,221	(371)	37,850	3.1%
Total	$1,371,990	$(165,512)	$1,206,478	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three month periods ended September 30, 2016 and 2017:

	Three months ended September 30,
	2016	2017
Solid waste, net	$538,398	$40,253
E&P waste	-	-
Acquisitions, net	$538,398	$40,253

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and nine month periods ended September 30, 2016 and 2017:

	Three months ended September 30,		Nine months ended September 30,
	2016	2017	2016	2017
Cash Interest Paid	$20,246	$21,897	$56,238	$76,500
Cash Taxes Paid	19,590	44,945	36,504	81,431

Debt to Book Capitalization as of September 30, 2017: 40%

Internalization for the three months ended September 30, 2017: 55%

Days Sales Outstanding for the three months ended September 30, 2017: 45 (34 net of deferred revenue)

Share Information for the three months ended September 30, 2017:

Basic shares outstanding	263,443,064
Dilutive effect of equity-based awards	856,408
Diluted shares outstanding	264,299,472

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus net income attributable to noncontrolling interests, plus or minus income tax provision (benefit), plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income, plus foreign currency transaction loss, less foreign currency transaction gain. Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

	Three months ended September 30,		Nine months ended September 30,
	2016	2017	2016	2017
Net income attributable to Waste Connections	$88,617	$123,227	$160,948	$261,732
Plus: Net income attributable to noncontrolling interests	264	183	670	559
Plus: Income tax provision	42,485	64,390	86,750	100,220
Plus: Interest expense	27,621	32,471	65,291	92,763
Less: Interest income	(171)	(1,656)	(447)	(3,131)
Plus: Depreciation and amortization	152,688	163,554	319,707	471,894
Plus: Closure and post-closure accretion	3,034	2,971	5,908	8,805
Plus: Impairments and other operating items	7,682	832	4,634	141,333
Plus/less: Other expense (income), net	(500)	(1,709)	268	(3,561)
Plus/less: Foreign currency transaction loss/(gain)	350	1,864	(339)	3,502
Adjustments:
Plus: Transaction-related expenses (a)	310	1,958	46,827	4,418
Plus: Pre-existing Progressive Waste share-based grants (b)	4,466	2,369	9,823	12,947
Plus: Integration-related and other expenses (c)	10,178	2,922	40,300	8,344
Plus: Synergy bonus (d)	5,300	-	5,300	-
Adjusted EBITDA	$342,324	$393,376	$745,640	$1,099,825

As % of revenues	31.6%	32.6%	32.0%	31.7%

_________________________

(a)	Reflects the addback of acquisition-related transaction costs, which for 2016 primarily related to the Progressive Waste acquisition.
(b)	Reflects share-based compensation costs, including changes in fair value, associated with share-based awards granted by Progressive Waste outstanding at the time of the Progressive Waste acquisition.
(c)	Reflects the addback of rebranding costs and other integration-related items, including professional fees and severance costs, associated with the Progressive Waste acquisition.
(d)	Reflects the addback of bonuses accrued pursuant to the Company’s Synergy Bonus Program adopted on July 19, 2016 in connection with the Progressive Waste acquisition.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate adjusted free cash flow differently.

	Three months ended September 30,		Nine months ended September 30,
	2016	2017	2016	2017
Net cash provided by operating activities	$279,184	$336,469	$538,831	$888,375
Plus/(Less): Change in book overdraft	4,053	(5,665)	6,050	13,814
Plus: Proceeds from disposal of assets	1,466	5,209	3,026	25,826
Plus: Excess tax benefit associated with equity-based compensation	136	-	5,151	-
Less: Capital expenditures for property and equipment	(92,847)	(114,768)	(204,934)	(317,385)
Less: Distributions to noncontrolling interests	-	-	(3)	-
Adjustments:
Payment of contingent consideration recorded in earnings (a)	281	-	413	-
Cash received for divestitures (b)	-	(3,700)	-	(21,100)
Transaction-related expenses (c)	6,480	1,958	41,748	4,418
Integration-related and other expenses (d)	17,219	2,859	78,521	7,968
Pre-existing Progressive Waste share-based grants (e)	-	(175)	-	11,740
Synergy bonus (f)	-	-	-	11,798
Tax effect (g)	(10,128)	(1,778)	(28,537)	(11,426)
Adjusted free cash flow	$205,844	$220,409	$440,266	$614,028

As % of revenues	19.0%	18.3%	18.9%	17.7%

_________________________

(a)	Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.
(b)	Reflects the elimination of cash received in conjunction with the divestiture of Progressive Waste operations.
(c)	Reflects the addback of acquisition-related transaction costs, which for 2016 primarily related to the Progressive Waste acquisition.
(d)	Reflects the addback of rebranding costs and other integration-related items associated with the Progressive Waste acquisition, including professional fees and severance costs.
(e)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards during the period.
(f)	Reflects the addback of cash bonuses paid pursuant to the Company’s Synergy Bonus Program adopted on July 19, 2016 in conjunction with the Progressive Waste acquisition.
(g)	The aggregate tax effect of footnotes (a) through (f) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Net Income attributable to Waste Connections to Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations. Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate these non-GAAP financial measures differently.

	Three months ended September 30,		Nine months ended September 30,
	2016	2017	2016	2017
Reported net income attributable to Waste Connections	$88,617	$123,227	$160,948	$261,732
Adjustments:
Amortization of intangibles (a)	26,944	26,613	48,719	76,886
Impairments and other operating items (b)	7,682	832	4,634	141,333
Transaction-related expenses (c)	310	1,958	46,827	4,418
Pre-existing Progressive Waste share-based grants (d)	4,466	2,369	9,823	12,947
Integration-related and other expenses (e)	10,178	2,922	40,300	8,344
Synergy bonus (f)	5,300	-	5,300	-
Tax effect (g)	(19,001)	(3,575)	(43,630)	(75,828)
Impact of deferred tax adjustment (h)	1,964	3,787	1,964	3,787
Adjusted net income attributable to Waste Connections	$126,460	$158,133	$274,885	$433,619
Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income	$0.34	$0.47	$0.73	$0.99
Adjusted net income	$0.48	$0.60	$1.25	$1.64

_________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs, which for 2016 primarily related to the Progressive Waste acquisition.
(d)	Reflects share-based compensation costs, including changes in fair value, associated with share-based awards granted by Progressive Waste outstanding at the time of the Progressive Waste acquisition.
(e)	Reflects the addback of rebranding costs and other integration-related items, including professional fees and severance costs, associated with the Progressive Waste acquisition.
(f)	Reflects the addback of bonuses accrued pursuant to the Company’s Synergy Bonus Program adopted on July 19, 2016 in connection with the Progressive Waste acquisition.
(g)	The aggregate tax effect of the adjustments in footnotes (a) through (f) is calculated based on the applied tax rates for the respective periods.
(h)	Reflects in 2016 a change in the geographical apportionment of our deferred tax liabilities resulting from the Progressive Waste acquisition. In 2017, reflects the elimination of an increase to the income tax provision associated with an increase in the Company’s deferred tax liabilities resulting from the enactment of the Illinois State Budget Public Act 100-0022 on July 6, 2017.

- 11 -